  EXHIBIT 99.1

Upexi’s Toy Brand, Tytan Magnetic Tiles, Announces New First Party Agreement with Amazon.com for Launch and Expansion of Disney Products

Clearwater, FL / June 8, 2023 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”) – a multi-faceted brand owner and innovator in aggregation, today announced that Tytan Magnetic Tiles, the Company’s children’s toy brand and leading innovator in educational toys and magnetic building sets, has entered into a new first party relationship with Amazon.com, the world's largest online retailer. This strategic partnership will expand Tytan's Disney-Licensed and select other product launches for the fourth quarter of 2023 and continue into 2024.

First party through Amazon.com is another significant milestone for Tytan Magnetic Tiles, especially in conjunction with the recently announced Disney licensing agreement. The Company anticipates that the combination of the Disney Products powered by Amazon 1P sales initiatives will amplify its presence in the online marketplace and bring its award-winning magnetic building sets to a broader audience of parents, educators, and children.

Tytan Magnetic Tiles' products have gained a reputation for their quality, educational value, and endless possibilities for creativity and imaginative play. The company's magnetic building sets have become a staple in classrooms, households, and playrooms worldwide, captivating children and fostering crucial skills such as problem-solving, spatial awareness, and STEM concepts.

With Amazon.com as a new first party partner, Tytan Magnetic Tiles looks forward to expanding its footprint and delivering its premium products to customers in even more communities. The partnership allows for streamlined distribution and enhanced customer support, ensuring a seamless shopping experience for Amazon customers.

"We are incredibly excited about our first party relationship with Amazon.com," said Nick Romano, President of Tytan Magnetic Tiles. "This collaboration opens up new avenues for us to reach families and provide them with our innovative magnetic building sets. Amazon's platform aligns with our mission to inspire creativity and promote learning through play. We look forward to the all of the possibilities this partnership holds for Tytan and Amazon customers."

As Tytan Magnetic Tiles and Amazon.com embark on this new chapter together, customers can expect to find a wide range of Tytan's magnetic building sets and new Disney licensed sets available for purchase on Amazon's platform. These sets come in various themes, sizes, and complexities, catering to the needs and interests of children of different ages and developmental stages.

For more information about Tytan Magnetic Tiles and its products, please visit tytanproducts.com. The company's magnetic building sets can now be found on Amazon.com.

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About Upexi, Inc.:

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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